                                                                    Exhibit 99.1

PNC BANK CORP.
Public Relations
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222-2707
412 762-8221




News Release                                                             PNCBANK


CONTACTS:

MEDIA:
------
Brian E. Goerke
(412) 762-4304
brian.goerke@pncbank.com

INVESTORS:
----------
William H. Callihan
(412) 762-8257
invrela@pncmail.com



                          PNC BANK CORP. REPORTS RECORD
                           FIRST QUARTER 1999 EARNINGS

       PITTSBURGH, Apr. 22, 1999 - PNC Bank Corp. (NYSE: PNC) today reported first quarter 1999 earnings of $325 million or $1.05 per diluted share. Core earnings for the quarter were $293 million or $0.94 per diluted share, return on average common shareholders' equity was 20.63% and return on average assets was 1.54%. Earnings for the first quarter of 1998 were $269 million or $0.87 per diluted share.

       Reported first quarter 1999 results included $290 million of pretax gains on the sales of the credit card business and an equity interest in Electronic Payment Services, Inc. (EPS). The current quarter also included $142 million of valuation adjustments associated with exiting certain institutional lending businesses and $98 million of costs related to efficiency initiatives.

         "Our record first quarter earnings reflected continuing momentum across a broad range of businesses," said Thomas H. O'Brien, chairman and chief executive officer. "Our Regional Bank reported significant improvements in efficiency and double digit growth in earnings. Asset management businesses, including BlackRock, PFPC Worldwide and PNC Advisors, continued to deliver outstanding growth and returns. Also, we completed the sale of the credit card business during the quarter and continued to aggressively pursue strategic initiatives focused on improving shareholder returns."

         Diluted earnings per share increased 15% in the first quarter of 1999 compared with the prior-year quarter, excluding the credit card business and assuming the provision for credit losses was equal to net charge-offs in 1998.



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


PNC Bank Corp. Reports Record First Quarter 1999 Earnings--Page 2



HIGHLIGHTS

     o Total revenue increased 8% and noninterest income increased 15%, excluding the first quarter gains and valuation adjustments.

     o Asset management, mutual fund servicing, consumer services and net mortgage banking revenues all grew significantly at double digit rates.

     o BlackRock was awarded approximately $17 billion in new asset management business during the first quarter. BlackRock also announced a joint venture with a Japanese firm, Nomura Asset Management Co., an important strategic step in expanding BlackRock's international presence.

     o PNC Bank completed the sale of its credit card subsidiary to MBNA Corporation, further strengthening the risk profile.

     o PNC Institutional Bank aggressively pursued initiatives to exit capital intensive, lower return segments of its lending business and reduce reliance on spread income.

     o The efficiency ratio improved to 52% from 57% last year reflecting the benefit from ongoing efficiency initiatives.


CORE EARNINGS

Three months ended March 31, 1999 -
in millions, except per share data                       Pretax           After-tax         Per share
------------------------------------------------------------------------------------------------------
Reported earnings                                          $488              $325             $1.05
  Gain on sale of credit card business                     (193)             (125)             (.41)
  Gain on sale of equity interest in EPS                    (97)              (63)             (.21)
  Valuation adjustments                                     142                92               .30
  Costs related to efficiency initiatives                    98                64               .21
------------------------------------------------------------------------------------------------------
Core earnings                                              $438              $293              $.94
------------------------------------------------------------------------------------------------------



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

PNC Bank Corp. Reports Record First Quarter 1999 Earnings--Page 3



INCOME STATEMENT REVIEW

         Taxable-equivalent net interest income increased $20 million compared with the first quarter of 1998 to $664 million in the first quarter of 1999 due to growth in earning assets. The net interest margin was 3.86% for the first quarter of 1999 compared with 3.96% in the first quarter of 1998. The decline in the margin was primarily associated with the change in balance sheet composition.

         The provision for credit losses was equal to net charge-offs at $78 million in the first quarter of 1999, compared with a provision of $30 million a year ago.

         Noninterest income was $731 million in the first quarter of 1999 and included $290 million of gains on the sales of the credit card business and an equity interest in EPS. Noninterest income also included $142 million of valuation adjustments primarily related to the decision to exit out-of-footprint large corporate, national healthcare and other non-strategic lending businesses in PNC Institutional Bank. Total exposure and outstandings for these businesses were $6.5 billion and $2.0 billion, respectively, at March 31, 1999. These actions will result in reduced balance sheet leverage, a greater focus on higher return corporate business in the Regional Bank footprint and additional capital available for reinvestment in higher growth businesses and share repurchases. Excluding the gains and valuation adjustments, noninterest income was $583 million in the first quarter of 1999, a $77 million or 15% increase from the prior-year quarter driven by higher fee income. Consumer services, mutual fund servicing, net residential mortgage banking and asset management revenues each grew 14% or more compared with the first quarter of 1998.

         Asset management fees grew 14% primarily reflecting significant new business and market appreciation. Assets under management increased to approximately $182 billion at March 31, 1999 compared with $149 billion at March 31, 1998. Mutual fund servicing fees grew 24% compared with the first quarter of 1998 due to an increase in assets serviced. At March 31, 1999, PFPC Worldwide provided custody and accounting/administration services for $338 billion and $266 billion of mutual fund assets, respectively. The comparable amounts were $248 billion and $218 billion, respectively, a year ago.



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

PNC Bank Corp. Reports Record First Quarter 1999 Earnings--Page 4



         Consumer services revenue increased $48 million or 59% compared with the first quarter of 1998 primarily due to an increase in brokerage accounts associated with the Hilliard Lyons acquisition. Corporate services revenue decreased $111 million reflecting the valuation adjustments in PNC Institutional Bank. Excluding the valuation adjustments, corporate services revenue increased 47% compared with the prior-year quarter primarily due to the acquisition of Midland Loan Services.

         Net residential mortgage banking revenue grew $8 million or 15% compared with the prior-year quarter primarily due to higher servicing income reflecting growth in the servicing portfolio. Residential mortgage originations, including both retail and correspondent activity, totaled $6 billion compared with $3 billion in the prior-year period. At March 31, 1999, approximately $65.6 billion of residential mortgages were serviced, including $58.2 billion serviced for others.

         Other noninterest income increased $261 million in the quarter-to-quarter comparison primarily due to the gains on the sales of the credit card business and an equity interest in EPS.

          Noninterest expense of $823 million included $98 million of costs related to efficiency initiatives. Excluding these costs, noninterest expense increased $17 million or 2% compared with the first quarter of 1998. Excluding the impact of gains, valuation adjustments and costs associated with efficiency initiatives, the efficiency ratio improved to 52.0% compared with 57.1% in the prior-year quarter.

BALANCE SHEET REVIEW

       Total assets were $74.9 billion at March 31, 1999 compared with $72.4 billion at March 31, 1998. Average earning assets increased $3.6 billion from the prior year to $68.8 billion. Average loans grew $2.6 billion to $56.7 billion, a 4.8% increase from the prior year. Growth in commercial loans, primarily real estate and middle market, more than offset lower credit card loans. Loans represented 82% of average earning assets in the first quarter of 1999 compared with 83% a year ago. Average loans held for sale increased $1.0 billion from the prior year, reflecting higher residential mortgage originations. Average securities available for sale of $7.8 billion were consistent with the prior year and represented 11% and 12% of average earning assets in the first quarter of 1999 and 1998, respectively.



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

PNC Bank Corp. Reports Record First Quarter 1999 Earnings--Page 5



       Average deposits were $46.4 billion and represented 60% of total sources of funds in the first quarter of 1999 compared with $44.6 billion and 62%, respectively, in the first quarter of 1998. The increase in deposits was generated by growth in PNC Regional Bank through both its branch and alternative delivery channels. Average borrowed funds increased $1.6 billion compared with last year. Liquidity was strengthened as 50% of wholesale liabilities had a maturity beyond one year at March 31, 1999, compared with 36% at March 31, 1998.

       Shareholders' equity totaled $5.9 billion at March 31, 1999. The leverage ratio was 7.28% and Tier I and total risk-based capital ratios are estimated to be 8.1% and 11.7%, respectively.

       The ratio of nonperforming assets to total loans and foreclosed assets was 0.62% at March 31, 1999 compared with 0.58% and 0.61% at Dec. 31, 1998 and March 31, 1998, respectively. Nonperforming assets were $328 million at March 31, 1999 compared with $332 million and $335 million at Dec. 31, 1998 and March 31, 1998, respectively.

       The allowance for credit losses was $672 million at March 31, 1999, and represented 231% of nonaccrual loans compared with 255% and 321% at Dec. 31, 1998 and March 31, 1998, respectively. Net charge-offs were $78 million or .56% of average loans in the first quarter of 1999 compared with $90 million or .67%, respectively, a year ago. Excluding credit cards, net charge-offs were $20 million or .15% of average loans in the first quarter of 1999 compared with $21 million or .17% of average loans in the first quarter of 1998.

          PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include PNC Regional Bank, PNC Advisors, BlackRock, PFPC Worldwide, PNC Institutional Bank, PNC Secured Finance and PNC Mortgage.

             Visit PNC Bank on the World Wide Web at www.pncbank.com
        PNC Bank Corp.'s 1998 Annual Report, accessible on its website, identifies factors that can affect forward-looking statements.

                           [TABULAR MATERIAL FOLLOWS]



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

PNC BANK CORP.                                                                                                         Page 6
Consolidated Financial Highlights



                                                                                           March 31    December 31   March 31
Three months ended - dollars in millions, except per share data                              1999         1998         1998
-----------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE
Revenue
   Net interest income (taxable-equivalent basis)                                             $664         $665         $644
   Noninterest income                                                                          731          698          506
   Total revenue                                                                             1,395        1,363        1,150
Net income                                                                                     325          285          269
Per common share
   Basic earnings                                                                             1.06          .93          .88
   Diluted earnings                                                                           1.05          .92          .87
   Book value                                                                                18.78        18.86        17.20
   Cash dividends declared                                                                     .41          .41          .39
-----------------------------------------------------------------------------------------------------------------------------

SELECTED RATIOS
Return on
   Average common shareholders' equity                                                       22.94%       20.25%       21.10%
   Average assets                                                                             1.71         1.46         1.51
Net interest margin                                                                           3.86         3.77         3.96
Noninterest income to total revenue                                                          52.40        51.21        44.00
Efficiency *                                                                                 53.45        52.88        57.05

* Excluding amortization, distributions on capital securities and residential mortgage banking hedging activities
-----------------------------------------------------------------------------------------------------------------------------

                                                               March 31    December 31   September 30   June 30     March 31
                                                                 1999         1998          1998         1998         1998
-----------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Assets                                                          $74,868      $77,207       $76,238      $75,873      $72,355
Earning assets                                                   66,710       69,027        68,638       68,353       65,210
Loans, net of unearned income                                    52,800       57,650        56,752       56,237       54,511
Securities available for sale                                     9,170        7,074         7,152        7,540        7,511
Deposits                                                         45,799       47,496        46,875       47,096       46,068
Borrowed funds                                                   19,935       20,946        19,972       20,488       18,375
Shareholders' equity                                              5,931        6,043         5,793        5,633        5,487
Common shareholders' equity                                       5,617        5,729         5,479        5,318        5,173

CAPITAL RATIOS
Leverage                                                           7.28%        7.22%         7.18%        7.18%        7.36%
Common shareholders' equity to total assets                        7.50         7.42          7.19         7.01         7.15

ASSET QUALITY RATIOS
Nonperforming assets to total loans and foreclosed assets           .62%         .58%          .58%         .57%         .61%
Allowance for credit losses to total loans                         1.27         1.31          1.44         1.53         1.67
Allowance for credit losses to nonaccrual loans                  230.93       255.25        289.36       315.81       321.13
Net charge-offs to average loans                                    .56         1.24           .62          .64          .67

-----------------------------------------------------------------------------------------------------------------------------


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

PNC BANK CORP.                                                                                                         Page 7
Consolidated Statement of Income




                                                                                          March 31    December 31    March 31
Three months ended - in millions, except per share data                                     1999         1998          1998
-----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                                    $1,112       $1,166        $1,119
Securities available for sale                                                                 106          101           115
Other                                                                                          72           87            57
-----------------------------------------------------------------------------------------------------------------------------
   Total interest income                                                                    1,290        1,354         1,291
-----------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Deposits                                                                                      351          376           361
Borrowed funds                                                                                281          319           293
-----------------------------------------------------------------------------------------------------------------------------
   Total interest expense                                                                     632          695           654
-----------------------------------------------------------------------------------------------------------------------------
   Net interest income                                                                        658          659           637
Provision for credit losses                                                                    78          115            30
-----------------------------------------------------------------------------------------------------------------------------
   Net interest income less provision for credit losses                                       580          544           607
-----------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Asset management                                                                              161          205           141
Mutual fund servicing                                                                          51           48            41
Service charges on deposits                                                                    50           52            48
Consumer services                                                                             130          117            82
Corporate services                                                                            (60)          78            51
Net residential mortgage banking                                                               60           57            52
Net securities gains                                                                                         2            13
Other                                                                                         339          139            78
-----------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                                   731          698           506
-----------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Staff expense                                                                                 412          393           354
Net occupancy and equipment                                                                   175          108            96
Amortization                                                                                   28           30            24
Marketing                                                                                      15           18            37
Distributions on capital securities                                                            16           17            13
Other                                                                                         177          231           184
-----------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                                                  823          797           708
-----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                    488          445           405
Income taxes                                                                                  163          160           136
-----------------------------------------------------------------------------------------------------------------------------
   Net income                                                                                $325         $285          $269
-----------------------------------------------------------------------------------------------------------------------------

Net income applicable to common shareholders                                                 $320         $280          $265

EARNINGS PER COMMON SHARE
Basic                                                                                       $1.06         $.93          $.88
Diluted                                                                                      1.05          .92           .87

CASH DIVIDENDS DECLARED PER COMMON SHARE                                                      .41          .41           .39

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                                                       302.3        301.5         300.6
Diluted                                                                                     305.5        304.7         306.1
-----------------------------------------------------------------------------------------------------------------------------


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

PNC BANK CORP.                                                                                                  Page 8
Details of Net Interest Income and Net Interest Margin




NET INTEREST INCOME
Taxable-equivalent basis                                March 31    December 31  September 30   June 30      March 31
Three months ended - in millions                          1999         1998         1998         1998          1998
----------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                  $1,117       $1,171       $1,172       $1,144        $1,124
   Securities available for sale                             107          102          104          107           117
   Other                                                      72           87           85           69            57
----------------------------------------------------------------------------------------------------------------------
      Total interest income                                1,296        1,360        1,361        1,320         1,298
Interest expense
   Deposits                                                  351          376          371          363           361
   Borrowed funds                                            281          319          337          320           293
----------------------------------------------------------------------------------------------------------------------
      Total interest expense                                 632          695          708          683           654
----------------------------------------------------------------------------------------------------------------------
      Net interest income                                   $664         $665         $653         $637          $644
----------------------------------------------------------------------------------------------------------------------


NET INTEREST MARGIN
Taxable-equivalent basis                                 March 31    December 31  September 30   June 30      March 31
Three months ended                                          1999         1998         1998         1998          1998
----------------------------------------------------------------------------------------------------------------------
Average yields/rates
   Yield on earning assets
      Loans                                                 7.91%        8.06%        8.28%        8.23%         8.36%
      Securities available for sale                         5.55         5.58         5.85         5.86          6.01
      Other                                                 6.57         6.70         6.87         6.80          6.96
         Total yield on earning assets                      7.56         7.70         7.92         7.89          8.00
   Rate on interest-bearing liabilities
      Deposits                                              3.80         4.03         4.17         4.15          4.19
      Borrowed funds                                        5.21         5.51         5.83         5.81          5.85
         Total rate on interest-bearing liabilities         4.31         4.59         4.82         4.79          4.79
----------------------------------------------------------------------------------------------------------------------
         Interest rate spread                               3.25         3.11         3.10         3.10          3.21
   Impact of noninterest-bearing sources                     .61          .66          .71          .71           .75
----------------------------------------------------------------------------------------------------------------------
        Net interest margin                                 3.86%        3.77%        3.81%        3.81%         3.96%
----------------------------------------------------------------------------------------------------------------------



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

PNC BANK CORP.                                                                                                        Page 9
Details of Noninterest Income and Noninterest Expense




DETAILS OF NONINTEREST INCOME
                                                               March 31    December 31  September 30    June 30     March 31
Three months ended - in millions                                 1999         1998         1998          1998         1998
----------------------------------------------------------------------------------------------------------------------------
Asset management                                                 $161         $205         $143          $137         $141
Mutual fund servicing                                              51           48           47            46           41
Service charges on deposits                                        50           52           53            50           48
Consumer services
   Credit card                                                     27           36           35            32           26
   Brokerage                                                       46           27           16            17           15
   Insurance                                                       19           16           12            11           10
   Other                                                           38           38           35            33           31
----------------------------------------------------------------------------------------------------------------------------
      Total consumer services                                     130          117           98            93           82
Corporate services
   Capital markets                                                 19           16           13            14            9
   Net commercial mortgage banking                                 10           22           (4)            8
   Other                                                          (89)          40           45            40           42
----------------------------------------------------------------------------------------------------------------------------
      Total corporate services                                    (60)          78           54            62           51
 Net residential mortgage banking
   Mortgage servicing                                              60           54           44            33           29
   Origination and securitization                                  58           56           42            50           42
   Sales of servicing and other                                                                                          7
   MSR amortization                                               (12)         (95)        (143)          (38)         (33)
   Hedging activities                                             (46)          42          104            11            7
----------------------------------------------------------------------------------------------------------------------------
      Total net residential mortgage banking                       60           57           47            56           52
Net securities gains                                                             2            1                         13
Other                                                             339          139           86           125           78
----------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                      $731         $698         $529          $569         $506
----------------------------------------------------------------------------------------------------------------------------


DETAILS OF NONINTEREST EXPENSE
                                                               March 31    December 31  September 30    June 30     March 31
Three months ended - in millions                                 1999         1998         1998          1998         1998
----------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                  $351         $353         $291          $285         $291
   Employee benefits                                               61           40           44            49           63
----------------------------------------------------------------------------------------------------------------------------
      Total staff expense                                         412          393          335           334          354
Net occupancy and equipment
   Net occupancy                                                   87           52           49            54           49
   Equipment                                                       88           56           52            50           47
----------------------------------------------------------------------------------------------------------------------------
      Total net occupancy and equipment                           175          108          101           104           96
Amortization
   Goodwill                                                        19           19           18            18           13
   Other                                                            9           11           10            11           11
----------------------------------------------------------------------------------------------------------------------------
      Total amortization                                           28           30           28            29           24
Marketing                                                          15           18           14            27           37
Distributions on capital securities                                16           17           16            14           13
Other                                                             177          231          202           231          184
----------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                     $823         $797         $696          $739         $708
----------------------------------------------------------------------------------------------------------------------------



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

PNC BANK CORP.                                                                                               Page 10
Consolidated Balance Sheet



                                                                                  March 31    December 31   March 31
In millions, except par value                                                       1999         1998         1998
--------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                            $2,322       $2,534       $2,581
Short-term investments                                                                984        1,014          718
Loans held for sale                                                                 3,599        3,226        2,399
Securities available for sale                                                       9,170        7,074        7,511
Loans, net of unearned income of $531, $554 and $393                               52,800       57,650       54,511
   Allowance for credit losses                                                       (672)        (753)        (912)
--------------------------------------------------------------------------------------------------------------------
   Net loans                                                                       52,128       56,897       53,599
Goodwill and other amortizable assets                                               2,457        2,548        1,636
Other                                                                               4,208        3,914        3,911
--------------------------------------------------------------------------------------------------------------------
   Total assets                                                                   $74,868      $77,207      $72,355
--------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits
   Noninterest-bearing                                                             $9,070       $9,943      $10,117
   Interest-bearing                                                                36,729       37,553       35,951
--------------------------------------------------------------------------------------------------------------------
      Total deposits                                                               45,799       47,496       46,068
Borrowed funds
   Federal funds purchased                                                            245          390        9,503
   Repurchase agreements                                                            2,316        1,669          773
   Bank notes and senior debt                                                       9,899       10,384        1,827
   Other borrowed funds                                                             5,445        6,722        4,591
   Subordinated debt                                                                2,030        1,781        1,681
--------------------------------------------------------------------------------------------------------------------
      Total borrowed funds                                                         19,935       20,946       18,375
Other                                                                               2,355        1,874        1,775
--------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                               68,089       70,316       66,218
--------------------------------------------------------------------------------------------------------------------

Mandatorily redeemable capital securities of subsidiary trusts                        848          848          650

SHAREHOLDERS' EQUITY
Preferred stock                                                                         7            7            7
Common stock - $5 par value
   Authorized 450.0 shares
   Issued 352.8; 352.8 and 350.4 shares                                             1,764        1,764        1,752
Capital surplus                                                                     1,251        1,250        1,088
Retained earnings                                                                   5,458        5,262        4,788
Deferred benefit expense                                                              (36)         (36)         (43)
Accumulated other comprehensive loss                                                  (89)         (43)         (32)
Common stock held in treasury at cost: 53.7, 49.1 and 49.5 shares                  (2,424)      (2,161)      (2,073)
--------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                       5,931        6,043        5,487
--------------------------------------------------------------------------------------------------------------------

   Total liabilities, capital securities and shareholders' equity                 $74,868      $77,207      $72,355
--------------------------------------------------------------------------------------------------------------------



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

PNC BANK CORP.                                                                                                         Page 11
Consolidated Balance Sheet Data


AVERAGE BALANCES
                                                                 March 31    December 31   September 30   June 30     March 31
Three months ended - in millions                                   1999         1998          1998         1998         1998
------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                  $7,755       $7,323        $7,073       $7,323       $7,784
   Loans, net of unearned income
      Consumer (excluding credit card)                            10,955       11,075        11,038       10,995       11,186
      Credit card                                                  2,724        3,570         4,029        4,048        3,748
      Residential mortgage                                        12,184       12,193        12,455       12,560       12,784
      Commercial                                                  24,574       24,593        23,359       22,425       20,665
      Commercial real estate                                       3,398        3,442         2,850        3,206        3,624
      Other                                                        2,860        2,493         2,207        2,114        2,076
------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                         56,695       57,366        55,938       55,348       54,083
   Loans held for sale                                             3,383        4,295         3,850        2,948        2,363
   Other                                                           1,005          881         1,097        1,069          959
------------------------------------------------------------------------------------------------------------------------------
      Total interest-earning assets                               68,838       69,865        67,958       66,688       65,189
Noninterest-earning assets                                         8,120        7,512         7,332        6,944        6,952
------------------------------------------------------------------------------------------------------------------------------
      Total assets                                               $76,958      $77,377       $75,290      $73,632      $72,141
------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Interest-bearing liabilities
   Deposits                                                      $37,381      $37,048       $35,353      $34,956      $34,945
   Borrowed funds                                                 21,584       22,723        22,642       21,844       19,989
------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                          58,965       59,771        57,995       56,800       54,934
Noninterest-bearing deposits                                       9,035        9,202         9,169        9,213        9,685
Other                                                              2,135        1,756         1,632        1,445        1,474
------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                           70,135       70,729        68,796       67,458       66,093

Mandatorily redeemable capital securities of subsidiary trusts       848          848           848          698          650

SHAREHOLDERS' EQUITY                                               5,975        5,800         5,646        5,476        5,398
------------------------------------------------------------------------------------------------------------------------------
      Total liabilities, capital securities and
            shareholders' equity                                 $76,958      $77,377       $75,290      $73,632      $72,141
------------------------------------------------------------------------------------------------------------------------------
COMMON SHAREHOLDERS' EQUITY                                       $5,661       $5,486        $5,332       $5,161       $5,083
------------------------------------------------------------------------------------------------------------------------------


LOAN PORTFOLIO
                                                                March 31    December 31   September 30   June 30     March 31
Period ended - in millions                                        1999         1998          1998         1998         1998
------------------------------------------------------------------------------------------------------------------------------
Consumer (excluding credit card)                                 $10,893      $10,980       $11,120      $11,035      $11,106
Credit card                                                                     2,958         3,874        4,150        3,729
Residential mortgage                                              12,579       12,265        12,388       12,698       12,351
Commercial                                                        23,082       25,182        24,239       23,359       21,823
Commercial real estate                                             3,417        3,449         2,838        2,872        3,467
Other                                                              3,360        3,370         2,738        2,516        2,428
------------------------------------------------------------------------------------------------------------------------------
   Total loans                                                    53,331       58,204        57,197       56,630       54,904
   Unearned income                                                  (531)        (554)         (445)        (393)        (393)
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   Total loans, net of unearned income                           $52,800      $57,650       $56,752      $56,237      $54,511
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



                                     -more-

PNC BANK CORP.                                                                                                            Page 12
Asset Quality Data



ALLOWANCE FOR CREDIT LOSSES
                                                                    March 31    December 31   September 30   June 30     March 31
Three months ended - in millions                                      1999         1998          1998         1998         1998
---------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                                     $753         $816          $859         $912         $972
Charge-offs
   Consumer (excluding credit card)                                    (18)         (21)          (19)         (19)         (24)
   Credit card                                                         (60)         (77)          (73)         (75)         (72)
   Residential mortgage                                                 (4)          (1)           (1)          (3)          (2)
   Commercial                                                          (12)        (101)           (8)          (7)          (6)
   Commercial real estate                                               (1)          (1)           (4)          (1)          (2)
   Other                                                                (2)          (2)           (2)          (2)          (1)
---------------------------------------------------------------------------------------------------------------------------------
      Total charge-offs                                                (97)        (203)         (107)        (107)        (107)
Recoveries
   Consumer (excluding credit card)                                      7            8             8            8           10
   Credit card                                                           2            5             4            5            3
   Residential mortgage                                                  1                                       1
   Commercial                                                            7            8             6            3            3
   Commercial real estate                                                1            1             1                         1
   Other                                                                 1            1                          1
---------------------------------------------------------------------------------------------------------------------------------
      Total recoveries                                                  19           23            19           18           17
Net charge-offs
   Consumer (excluding credit card)                                    (11)         (13)          (11)         (11)         (14)
   Credit card                                                         (58)         (72)          (69)         (70)         (69)
   Residential mortgage                                                 (3)          (1)           (1)          (2)          (2)
   Commercial                                                           (5)         (93)           (2)          (4)          (3)
   Commercial real estate                                                                          (3)          (1)          (1)
   Other                                                                (1)          (1)           (2)          (1)          (1)
---------------------------------------------------------------------------------------------------------------------------------
      Total net charge-offs                                            (78)        (180)          (88)         (89)         (90)
Provision for credit losses                                             78          115            45           35           30
(Divestitures) acquisitions                                            (81)           2                          1
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   Ending balance                                                     $672         $753          $816         $859         $912
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
NONPERFORMING ASSETS
                                                                    March 31    December 31   September 30   June 30     March 31
Period ended - in millions                                            1999         1998          1998         1998         1998
---------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                         $184         $188          $148         $129         $145
   Commercial real estate                                               45           50            73           80           81
   Residential mortgage                                                 58           51            56           56           51
   Consumer                                                              4            6             5            7            7
---------------------------------------------------------------------------------------------------------------------------------
      Total nonaccrual loans                                           291          295           282          272          284
Foreclosed assets
   Commercial real estate                                               13           15            20           22           23
   Residential mortgage                                                 15           17            18           20           19
   Other                                                                 9            5             9            9            9
---------------------------------------------------------------------------------------------------------------------------------
      Total foreclosed assets                                           37           37            47           51           51
---------------------------------------------------------------------------------------------------------------------------------
      Total nonperforming assets                                      $328         $332          $329         $323         $335
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